Exhibit 99.1

KIRKLAND’S HOME REPORTS SECOND QUARTER 2024 RESULTS

NASHVILLE, Tenn. (September 5, 2024) — Kirkland’s, Inc. (Nasdaq: KIRK) (“Kirkland’s Home” or the “Company”), a specialty retailer of home décor and furnishings, announced financial results for the 13-week and 26-week periods ended August 3, 2024.

Second Quarter 2024 Summary

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Net sales of $86.3 million; Overall comparable sales decreased 1.7%, inclusive of 1.8% growth in comparable brick-and-mortar stores compared to Q2 2023.
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Gross profit margin expanded 100 bps to 20.5% compared to Q2 2023.
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Operating loss of $13.3 million, a $4.8 million improvement compared to Q2 2023.
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Adjusted EBITDA loss of $10.2 million, a $3.3 million improvement compared to Q2 2023.
•
Closed 4 stores to end the quarter with 325 stores.
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Ended the period with a cash balance of $4.5 million and $62.7 million in outstanding debt.

Management Commentary

Amy Sullivan, CEO of Kirkland’s Home, said, “Our second quarter comparable sales results reflect a sequential improvement from the first quarter and continued progress against our strategic initiatives. Our merchandising and marketing plans have continued to drive traffic to our stores resulting in positive comparable sales performance in the channel helping to offset the headwinds we are experiencing with our e-commerce business. Toward the end of the quarter, we began to introduce our fall and holiday assortment, and we are encouraged by our early reads, giving us further confidence in our plans for the second half of the year and our peak selling season. Through our ongoing efforts to re-engage our core customer, refocus our product assortment, and strengthen our omnichannel capabilities, we are positioning Kirkland’s for improved financial performance and long-term success.”

Second Quarter 2024 Financial Results

Net sales in the second quarter of 2024 were $86.3 million, compared to $89.5 million in the prior year quarter. Comparable sales decreased 1.7%, including a 10.6% decline in e-commerce sales and a 1.8% increase in comparable store sales. The decrease was primarily driven by a decrease in consolidated average ticket and e-commerce traffic, partially offset by an increase in store traffic and conversion.

Gross profit in the second quarter of 2024 was $17.7 million, or 20.5% of net sales, compared to $17.4 million, or 19.5% of net sales in the prior year quarter. The improvement as a percentage of net sales was primarily a result of increased merchandise margin, largely due to favorable shrink results and lower outbound freight costs, partially offset by the deleverage of store occupancy costs.

Operating expenses in the second quarter of 2024 were $31.0 million, or 35.9% of net sales, compared to $35.5 million, or 39.7% of net sales in the prior year quarter. The decline in operating expenses was driven by reduced advertising costs, asset impairment charges and corporate salaries and benefits expenses. In addition, we received a state tax refund due to a recent change in state tax law that offset operating expenses in the quarter.

Operating loss in the second quarter of 2024 was $13.3 million compared to operating loss of $18.1 million in the prior year quarter. The improvement was primarily a result of the aforementioned lower operating expenses. Adjusted operating loss in the second quarter of 2024 was $12.7 million compared to adjusted operating loss of $16.6 million in the prior year quarter.

EBITDA in the second quarter of 2024 was a loss of $10.8 million compared to a loss of $14.0 million in the prior year quarter. Adjusted EBITDA in the second quarter of 2024 was a loss of $10.2 million compared to a loss of $13.5 million in the prior year quarter.

Net loss in the second quarter of 2024 was $14.5 million, or a loss of $1.11 per diluted share, compared to a net loss of $19.4 million, or a loss of $1.51 per diluted share in the prior year quarter.

Balance Sheet

As of August 3, 2024, inventory was $92.8 million, a 6.3% decrease compared to the prior year quarter, mainly due to a 4.4% decrease in store count as well as the closure of one e-commerce distribution location in the third quarter of fiscal 2023.

As of August 3, 2024, the Company had a cash balance of $4.5 million, with $52.7 million of outstanding debt under its $90.0 million senior secured revolving credit facility and $10.0 million of outstanding debt under its $12.0 million “first-in, last-out” asset-based term loan. As of August 3, 2024, the Company had approximately $7.9 million available for borrowing under the revolving credit facility and the term loan, after the minimum required excess availability covenant.

The Company’s inventories are typically at seasonal lows during the first quarter of the fiscal year and begin to build as the second quarter progresses. Availability under the Company’s revolving credit facility and term loan fluctuates largely based on eligible inventory levels, and as eligible inventory increases in the second and third fiscal quarters in support of the Company’s back-half sales plans, the Company’s borrowing capacity increases correspondingly. The Company anticipates that cash flow from seasonal sales in the third and fourth quarters of fiscal 2024 will be used to reduce borrowing levels and increase liquidity.

Subsequent to August 3, 2024, the Company borrowed an additional $5.7 million under the revolving credit facility, and as of September 5, 2024, the Company had $58.4 million of outstanding debt under its revolving credit facility and $10.0 million in borrowings under its term loan.

Cost Savings Initiatives and Review of Strategic Alternatives

As previously announced, during the second quarter, the Company implemented several cost savings initiatives to better align its cost structure with the current business environment. The Company believes these actions are necessary as part of improving its profitability and liquidity trajectory while minimizing disruption to the Company’s focus on its strategic initiatives and the overall customer experience. The cost savings initiatives include a reduction in corporate overhead, store payroll, marketing and third-party technology expenses. In the second through fourth quarters of fiscal 2024, the Company expects to realize approximately $6 million of savings and estimates approximately $7 million in ongoing annual pre-tax savings from these initiatives.

As previously disclosed, the Company is currently engaged in the pursuit and evaluation of potential strategic opportunities to support the Company and its initiatives. This process is ongoing. The Company has not set a deadline or definitive timetable for the completion of the strategic alternatives review process, and there can be no assurance that this process will result in any particular outcome. The Company does not intend to comment further regarding the review of strategic alternatives until it determines disclosure is necessary or advisable.

Conference Call

Kirkland’s Home management will host a conference call to discuss its financial results for the second quarter ended August 3, 2024, followed by a question-and-answer period with President and CEO, Amy Sullivan, and EVP and CFO, Mike Madden.

Date: Thursday, September 5, 2024

Time: 9:00 a.m. Eastern Time

Toll-free dial-in number: (855) 560-2577

International dial-in number: (412) 542-4163

Conference ID: 10191210

Please call the conference telephone number 10-15 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact ICR at KIRK@icrinc.com.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.kirklands.com. The online replay will follow shortly after the call and continue for one year.

A telephonic replay of the conference call will be available after the conference call through September 12, 2024.

Toll-free replay number: (877) 344-7529

International replay number: (412) 317-0088

Replay ID: 3267325

About Kirkland’s, Inc.

Kirkland’s, Inc. is a specialty retailer of home décor and furnishings in the United States, currently operating 325 stores in 35 states as well as an e-commerce website, www.kirklands.com, under the Kirkland’s Home brand. The Company provides its customers an engaging shopping experience characterized by a curated, affordable selection of home décor and furnishings along with inspirational design ideas. This combination of quality and stylish merchandise, value pricing and a stimulating in-store and online environment provides the Company’s customers with a unique brand experience. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, certain statements in this release, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements deal with potential future circumstances and developments and are, accordingly, forward-looking in nature. You are cautioned that such forward-looking statements, which may be identified by words such as "anticipate," "believe," "expect," "estimate," "intend," "plan," "seek," "may," "could," "strategy," and similar expressions, involve known and unknown risks and uncertainties, many of which are outside of the Company’s control, which may cause the Company's actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the Company's liquidity including cash flows from operations and the amount of borrowings under the secured revolving credit facility and term loan, the Company’s ability to successfully implement cost savings and other strategic initiatives intended to improve operating results and liquidity positions, the Company’s actual and anticipated progress towards its short-term and long-term objectives including its brand strategy, the risk that natural disasters, pandemic outbreaks (such as COVID-19), global political events, war and terrorism could impact on the Company’s revenues, inventory and supply chain, the continuing consumer impact of inflation and countermeasures, including raising interest rates, the effectiveness of the Company’s marketing campaigns, risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact, the Company’s ability to retain its senior management team, continued volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in the Company's specific market areas, inflation, fluctuations in cost and availability of inventory, increased transportation costs and potential interruptions in supply chain, distribution systems and delivery network, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of the Company's information or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on March 29, 2024 and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Except as required by law, the Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	13-Week Period Ended
	August 3,	July 29,
	2024	2023
Net sales	$86,289	$89,504
Cost of sales	68,629	72,065
Gross profit	17,660	17,439
Operating expenses:
Compensation and benefits	18,653	19,217
Other operating expenses	11,384	14,090
Depreciation (exclusive of depreciation included in cost of sales)	925	1,222
Asset impairment	20	1,001
Total operating expenses	30,982	35,530
Operating loss	(13,322)	(18,091)
Other expense, net	1,300	623
Loss before income taxes	(14,622)	(18,714)
Income tax (benefit) expense	(118)	650
Net loss	$(14,504)	$(19,364)
Loss per share:
Basic	$(1.11)	$(1.51)
Diluted	$(1.11)	$(1.51)
Weighted average shares outstanding:
Basic	13,074	12,857
Diluted	13,074	12,857

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	26-Week Period Ended
	August 3,	July 29,
	2024	2023
Net sales	$178,042	$186,379
Cost of sales	133,314	143,069
Gross profit	44,728	43,310
Operating expenses:
Compensation and benefits	37,939	39,256
Other operating expenses	25,702	28,828
Depreciation (exclusive of depreciation included in cost of sales)	1,886	2,428
Asset impairment	31	1,226
Total operating expenses	65,558	71,738
Operating loss	(20,830)	(28,428)
Other expense, net	2,311	1,033
Loss before income taxes	(23,141)	(29,461)
Income tax expense	193	2,010
Net loss	$(23,334)	$(31,471)
Loss per share:
Basic	$(1.79)	$(2.46)
Diluted	$(1.79)	$(2.46)
Weighted average shares outstanding:
Basic	13,019	12,817
Diluted	13,019	12,817

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

	August 3,	February 3,	July 29,
	2024	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$4,461	$3,805	$4,890
Inventories, net	92,760	74,090	98,949
Prepaid expenses and other current assets	8,216	7,614	5,697
Total current assets	105,437	85,509	109,536
Property and equipment, net	25,454	29,705	33,878
Operating lease right-of-use assets	128,046	126,725	133,352
Other assets	7,282	8,634	6,818
Total assets	$266,219	$250,573	$283,584
LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$59,967	$46,010	$56,483
Accrued expenses	20,956	23,163	26,432
Operating lease liabilities	38,602	40,018	40,249
Total current liabilities	119,525	109,191	123,164
Operating lease liabilities	100,565	99,772	111,746
Long-term debt, net	61,396	34,000	46,000
Other liabilities	4,438	4,486	3,834
Total liabilities	285,924	247,449	284,744
Shareholders’ (deficit) equity	(19,705)	3,124	(1,160)
Total liabilities and shareholders’ (deficit) equity	$266,219	$250,573	$283,584

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	26-Week Period Ended
	August 3,	July 29,
	2024	2023
Cash flows from operating activities:
Net loss	$(23,334)	$(31,471)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	5,137	6,349
Amortization of debt issue costs	256	50
Asset impairment	31	1,226
Gain on disposal of property and equipment	(7)	(18)
Stock-based compensation expense	556	614
Changes in assets and liabilities:
Inventories, net	(18,670)	(14,878)
Prepaid expenses and other current assets	(613)	(608)
Accounts payable	14,514	12,529
Accrued expenses	(2,207)	363
Operating lease assets and liabilities	(1,990)	(2,976)
Other assets and liabilities	(61)	291
Net cash used in operating activities	(26,388)	(28,529)

Cash flows from investing activities:
Proceeds from sale of property and equipment	17	74
Capital expenditures	(1,193)	(2,294)
Net cash used in investing activities	(1,176)	(2,220)

Cash flows from financing activities:
Borrowings on revolving line of credit	22,800	36,000
Repayments on revolving line of credit	(4,100)	(5,000)
Borrowings on term loan	10,000	—
Debt issuance costs	(429)	(456)
Cash used in net share settlement of stock options and restricted stock units	(51)	(76)
Net cash provided by financing activities	28,220	30,468

Cash and cash equivalents:
Net increase (decrease)	656	(281)
Beginning of the period	3,805	5,171
End of the period	$4,461	$4,890

Supplemental schedule of non-cash activities:
Non-cash accruals for purchases of property and equipment	$227	$914
Non-cash accruals for debt issuance costs	830	—

Non-GAAP Financial Measures

To supplement our unaudited consolidated condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the related earnings conference call contain certain non-GAAP financial measures, including EBITDA, adjusted EBITDA and adjusted operating loss. These measures are not in accordance with, and are not intended as alternatives to, GAAP financial measures. The Company uses these non-GAAP financial measures internally in analyzing our financial results and believes that they provide useful information to analysts and investors, as a supplement to GAAP financial measures, in evaluating the Company’s operational performance.

The Company defines EBITDA as net loss before interest and the provision for income tax, which is equivalent to operating loss, adjusted for depreciation and asset impairment, adjusted EBITDA as EBITDA with non-GAAP adjustments and adjusted operating loss as adjusted EBITDA including depreciation.

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Each non-GAAP financial measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company’s non-GAAP adjustments remove stock based compensation expense, due to the non-cash nature of this expense, and remove severance, as it fluctuates based on the needs of the business and does not represent a normal, recurring operating expense.

The following table shows an unaudited non-GAAP measure reconciliation of operating loss to EBITDA, adjusted EBITDA and adjusted operating loss (in thousands) for the periods indicated:

	13-Week Period Ended		26-Week Period Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Operating loss	$(13,322)	$(18,091)	$(20,830)	$(28,428)
Depreciation	2,513	3,092	5,137	6,349
Asset impairment (1)	20	1,001	31	1,226
EBITDA	(10,789)	(13,998)	(15,662)	(20,853)
Non-GAAP adjustments to operating expenses:
Stock-based compensation expense(2)	264	124	556	614
Severance charges(3)	317	378	390	907
Total non-GAAP adjustments	581	502	946	1,521
Adjusted EBITDA	(10,208)	(13,496)	(14,716)	(19,332)
Depreciation	2,513	3,092	5,137	6,349
Adjusted operating loss	$(12,721)	$(16,588)	$(19,853)	$(25,681)

(1) Asset impairment charges are related to property and equipment, software costs and cloud computing implementation costs. Asset impairment was previously shown as a non-GAAP adjustment. The current presentation includes asset impairment as a reconciling item between operating loss and EBITDA. Prior periods have been reclassified to conform to the current period presentation.

(2) Stock-based compensation expense includes amounts amortized to expense related to equity incentive plans.

(3) Severance charges include expenses related to severance agreements and permanent store closure compensation costs.